Exhibit 99.1

JET TOKEN, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$638,242	$1,527,391
Other current assets	185,985	357,861
Total current assets	824,227	1,885,252

Property and equipment, net	9,313	5,814
Intangible assets, net	105,832	155,009
Right-of-use asset	1,828,882	2,081,568
Investment in joint venture	100,000	-
Other assets	748,111	762,976
Total assets	$3,616,365	$4,890,619

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$497,706	$242,933
Accrued liabilities	763,529	951,689
Deferred revenue	1,099,543	933,361
Lease liability, current portion	502,450	494,979
Total current liabilities	2,863,228	2,622,962

Lease liability, net of current portion	1,278,257	1,531,364
Total liabilities	4,141,485	4,154,326

Commitments and contingencies (Note 5)	-	-

Stockholders’ Equity
Series Seed Preferred stock, 10,000,000 shares authorized, $0.0000001 par value, 683,333 issued and outstanding	20,500	20,500
Series CF Non-voting Preferred stock, 25,000,000 shares authorized, 18,813,002 issued and outstanding	704,396	704,396
Preferred Stock, 15,000,000 shares authorized, $0.0000001 par value, 0 issued and outstanding	-	-
Common stock, 300,000,000 shares authorized, par value $0.0000001, 78,353,333 issued and outstanding	8	8
Non-voting Common Stock, 200,000,000 shares authorized, par value $0.0000001, 48,221,393 and 46,089,886 issued and outstanding, respectively	4	4
Subscription receivable	(25,479)	(15,544)
Additional paid-in capital	30,599,657	26,682,909
Accumulated deficit	(31,824,206)	(26,655,980)
Total stockholders’ equity (deficit)	(525,120)	736,293
Total liabilities and stockholders’ equity	$3,616,365	$4,890,619

See accompanying notes to the consolidated financial statements

1

JET TOKEN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenues	$2,792,808	$7,009,542	$4,668,316	$7,740,979

Cost of revenues	2,993,631	6,120,638	4,944,157	6,927,960

Gross profit (loss)	(200,823)	888,904	(275,841)	813,019

Operating Expenses:
General and administrative (including stock-based compensation of $1,407,044, $1,151,092, $2,755,087, and $2,371,247, respectively)	2,115,704	1,706,247	4,603,722	3,419,978
Sales and marketing	103,541	77,489	223,708	163,141
Research and development	28,636	27,061	64,955	46,172
Total operating expenses	2,247,881	1,810,797	4,892,385	3,629,291

Operating loss	(2,448,704)	(921,893)	(5,168,226)	(2,816,272)

Other (income) expense:
Other income	-	(2)	-	(3)
Total other (income) expense	-	(2)	-	(3)

Loss before provision for income taxes	(2,448,704)	(921,891)	(5,168,226)	(2,816,269)

Provision for income taxes	-	-	-	800

Net Loss	$(2,448,704)	$(921,891)	$(5,168,226)	$(2,817,069)

Weighted average shares outstanding - basic and diluted	126,287,952	121,855,571	126,287,952	121,855,571
Net loss per share - basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.02)

See accompanying accountants’ review report and notes to financial statements

2

JET TOKEN, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(UNAUDITED)

	Series Seed Preferred Stock		Series CF Non-Voting Preferred Stock		Common Stock		Non-voting Common Stock		Subscription	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance at December 31, 2021	983,333	$29,500	18,826,385	$704,396	78,353,333	$8	42,169,330	$4	$(96,600)	$19,177,938	$(18,917,777)	$897,469
Stock option compensation	-	-	-	-	-	-	-	-	-	1,151,092	-	1,151,092
Sale of Non-Voting Common Stock for cash	-	-	-	-	-	-	1,562,860	-	-	1,163,998	-	1,163,998
Offering costs	-	-	-	-	-	-	-	-	-	(551,310)	-	(551,310)
Net loss	-	-	-	-	-	-	-	-	-	-	(1,895,178)	(1,895,178)
Balance at March 31, 2022 (unaudited)	983,333	$29,500	18,826,385	$704,396	78,353,333	$8	43,732,190	$4	$(96,600)	$20,941,718	$(20,812,955)	$766,071
Stock option compensation	-	-	-	-	-	-	-	-	-	1,220,155	-	1,220,155
Sale of Non-Voting Common Stock for cash	-	-	-	-	-	-	646,823	-	-	485,118	-	485,118
Offering costs	-	-	-	-	-	-	-	-	-	(393,646)	-	(393,646)
Net loss	-	-	-	-	-	-	-	-	-	-	(921,891)	(921,891)
Balance at June 30, 2022 (unaudited)	983,333	$29,500	18,826,385	$704,396	78,353,333	$8	44,379,013	$4	$(96,600)	$22,253,345	$(21,734,846)	$1,155,807

	Series Seed Preferred Stock		Series CF Non-Voting Preferred Stock		Common Stock		Non-voting Common Stock		Subscription	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance at December 31, 2022	683,333	$20,500	18,826,385	$704,396	78,353,333	$8	46,089,886	$4	$(15,544)	$26,682,909	$(26,655,980)	$736,293
Stock option compensation	-	-	-	-	-	-	-	-	-	1,407,044	-	1,407,044
Sale of Non-Voting Common Stock for cash	-	-	-	-	-	-	2,131,507	-	(86,370)	1,598,630		1,512,260
Receipt of subscription receivable	-	-	-	-	-	-	-	-	76,435	-	-	76,435
Share cancellation	-	-	(13,383)	-	-	-	-	-	-	-	-	-
Offering costs	-	-	-	-	-	-	-	-	-	(436,969)	-	(436,969)
Net loss	-	-	-	-	-	-	-	-	-	-	(2,719,522)	(2,719,522)
Balance at March 31, 2023 (unaudited)	683,333	$20,500	18,813,002	$704,396	78,353,333	$8	48,221,393	$4	$(25,479)	$29,251,614	$(29,375,502)	$575,541
Stock option compensation	-	-	-	-	-	-	-	-	-	1,348,043	-	1,348,043
Net loss	-	-	-	-	-	-	-	-	-	-	(2,448,704)	(2,448,704)
Balance at June 30, 2023 (unaudited)	683,333	$20,500	18,813,002	$704,396	78,353,333	$8	48,221,393	$4	$(25,479)	$30,599,657	$(31,824,206)	$(525,120)

See accompanying notes to the consolidated financial statements

3

JET TOKEN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,168,226)	$(2,817,069)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and depreciation	67,192	67,192
Stock-based compensation	2,755,087	2,371,247
Non-cash operating lease costs	252,686	245,435
Changes in operating assets and liabilities:
Other current assets	171,876	(707,949)
Accounts payable	254,773	47,001
Accrued liabilities	(173,160)	(44,313)
Deferred revenue	166,182	946,882
Lease liability	(245,636)	(238,385)
Net cash used in operating activities	(1,919,226)	(129,959)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,340)	-
Purchase of intangible assets	(17,174)	-
Investment in joint venture	(100,000)	-
Deposits and other assets	(135)	(89,418)
Net cash provided by (used in) investing activities	(121,649)	(89,418)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds - related party advances	-	42,000
Repayments - related party advances	-	(242,196)
Payments on line of credit	-	(194,727)
Offering costs	(436,969)	(944,956)
Proceeds from sale of Non-Voting Common Stock	1,588,695	1,649,116
Net cash provided by financing activities	1,151,726	309,237

Increase (decrease) in cash and cash equivalents	(889,149)	89,860
Cash and cash equivalents, beginning of period	1,527,391	643,494
Cash and cash equivalents, end of period	$638,242	$733,354

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$800

Non cash investing and financing activities:
Subscription receivable from sale of Non-Voting Common Stock	$25,479	$2,506,711

See accompanying notes to the consolidated financial statements

4

JET TOKEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Jet Token Inc. was formed on June 4, 2018 (“Inception”) in the State of Delaware. The consolidated financial statements of Jet Token Inc. (the “Company” or “Jet Token”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is headquartered in Las Vegas, Nevada.

In September 2020, the Company formed a wholly-owned subsidiary Galilee LLC, a Delaware limited liability company. In November 2020, the Company formed a wholly-owned subsidiary Jet Token Management Inc., a Delaware corporation, and later changed its name to Jet Token Software Inc. In November 2020, the Company formed another wholly-owned subsidiary, Jet Token Management Inc. a California corporation. In June 2021, the Company formed a wholly-owned subsidiary Galilee 1 SPV LLC, a Delaware limited liability company. In March and June 2022, the Company formed two wholly owned subsidiaries, Galilee II SPV LLC and Galilee III SPV LLC, respectively. Both are Delaware limited liability companies. These were both sold during the year as part of the Company’s fractional ownership program. To date, all subsidiaries have had no operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern and Management Plans

The Company has limited operating history and has incurred losses from operations since Inception. These matters raise concern about the Company’s ability to continue as a going concern.

The Company began ramping up its revenue-generating activities during the second half of the year ended December 31, 2021 and continuing into 2022 and 2023. During the next twelve months, the Company intends to fund its operations with capital from its operations, prior and its most recent Regulation A campaign and prospectively, additional equity offerings. The Company also has the ability to reduce cash burn to preserve capital. There are no assurances, however, that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, the Company may be required to reduce the near-term scope of its planned development and operations, which could delay implementation of the Company’s business Plan and harm its business, financial condition and operating results. The balance sheets do not include any adjustments that might result from these uncertainties.

Basis of Presentation

The accounting and reporting policies of the Company conform with generally accepted accounting principles in the United States (“GAAP”).

Unaudited Interim Financial Statements

Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these unaudited consolidated interim financial statements have been included. Such adjustments consist of normal recurring adjustments. The results of operations for the six months ended June 30, 2023 are not necessarily indicative of the results that may be expected for the full year.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Jet Token Inc. and its wholly owned subsidiaries, Jet Token Software Inc., Jet Token Management Inc., Galilee LLC, Galilee 1 SPV LLC, Galilee II SPV LLC and Galilee III SPV LLC. All intercompany accounts and transactions have been eliminated in consolidation.

5

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company does not have any financial instruments as of June 30, 2023.

Risks and Uncertainties

The Company has a limited operating history and has only recently begun generating revenue from intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to: changes in the airline industry, fuel and operating costs, changes to corporate governance best practices for executive flying, general demand for private jet travel, market acceptance of the Company’s business model and COVID-19 issues more fully described below. These adverse conditions could affect the Company’s financial condition and the results of its operations.

On January 30, 2020, the World Health Organization declared the COVID-19 coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the Company, it is known that the travel industry in which we operate has been severely impacted. The Company is monitoring the situation and exploring opportunities in regard to travel behavior for when travel restrictions ease.

Cash and Cash Equivalents

For purpose of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

6

Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 340 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the consolidated balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

Other Current Assets

Other current assets include security deposits, which relate primarily to contractual prepayments to third-parties for future services, prepaid expenses and customer receivables for additional expenses incurred in their charter trips.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. As of June 30, 2023 and December 31, 2022, property and equipment consisted entirely of equipment which is being depreciated over a three-year period.

Internal Use Software

The Company incurs software development costs to develop software programs to be used solely to meet its internal needs and cloud-based applications used to deliver its services. In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes development costs related to these software applications once a preliminary project stage is complete, funding has been committed, and it is probable that the project will be completed, and the software will be used to perform the function intended. As of June 30, 2023 and December 31, 2022, the Company has capitalized approximately $398,000 of internal software related costs, which is included in intangible assets in the accompanying consolidated balance sheets. The software officially launched on December 31, 2020. Amortization expense for the six months ended June 30, 2023 and 2022 was $66,351 and $66,351, respectively. Accumulated amortization as of June 30, 2023 was $331,750.

Investments in Joint Ventures

In January 2023, the Company formed a 50/50 joint venture subsidiary with Great Western Air LLC dba Cirrus Aviation Services, 380 Software LLC, a Nevada limited liability company. Costs and profits are to be shared equally. The Company accounts for these investments using the equity method whereby the initial investment is recorded at cost and subsequently adjusted by the Company’s share of income or loss from the joint venture. The Company has made investments in the joint venture totaling $100,000 during the six months ended June 30, 2023. There is currently no financial activity or material assets to report for this joint venture beyond this initial investment.

Leases

The Company determines if an arrangement is a lease at inception on an individual contract basis. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current and operating lease liabilities, non-current on the consolidated balance sheets. Operating lease right-of-use assets represent the right to use an underlying asset for the lease term. Operating lease right-of-use assets are recognized at lease commencement date based on the present value of the future minimum lease payments over the lease term. The interest rate implicit in each lease was readily determinable to discount lease payments.

The operating lease right-of-use assets include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Lease terms may include options to extend or terminate the lease. Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating right-of-use asset when they are at the Company’s discretion and considered reasonably certain of being exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

7

The Company has elected the practical expedient not to recognize leases with an initial term of 12 months or less on the Company’s consolidated balance sheets and lease expense is recognized on a straight-line basis over the term of the short-term lease.

Impairment of Long-Lived Assets

The Company follows ASC 360, Accounting for Impairment or Disposal of Long-Lived Assets. ASC 360 requires that if events or changes in circumstances indicate that the carrying value of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in ASC 360 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

Revenue Recognition

In applying the guidance of ASC 606, the Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when, or as, a performance obligation is satisfied.

Revenue is derived from a variety of sources including, but not limited to, (i) fractional/whole aircraft sales, (ii) fractional ownership and jet card programs, (iii) ad hoc charter through the Jet Token App and (iv) aircraft management.

Under the fractional ownership program, a customer purchases an ownership share in a jet which guarantees the customer access to the jet for a preset number of hours per year. The fractional ownership program consists of a down payment, one or more progress payments, a payment on delivery, a Monthly Management Fee (MMF) and an Occupied Hourly Fee (OHF). Revenues from the sale of fractional or whole interests in an aircraft are recognized at the time title to the aircraft is transferred to the purchasers, which generally occurs upon delivery or ownership transfer.

The jet card program provides the customer with a preset number of hours of guaranteed private jet access over the agreement term (generally a year) without the larger hourly or capital commitment of purchasing an ownership share. The jet card program consists of a fixed hourly rate for flight hours typically paid 100% upfront.

Revenue is recognized upon transfer of control of the Company’s promised services, which generally occurs upon the flight hours being used. Any unused hours for the fractional jet and jet card programs are forfeited at the end of the contract term and are thus immediately recognized as revenue at that time.

Deferred revenue is an obligation to transfer services to a customer for which the Company has already received consideration. Upon receipt of a prepayment from a customer for all or a portion of the transaction price, the Company initially recognizes a contract liability. The contract liability is settled, and revenue is recognized when the Company satisfies its performance obligation to the customer at a future date. As of June 30, 2023 and December 31, 2022, the Company deferred $1,099,543 and $933,361, respectively, related to prepaid flight hours under the jet card program for which the related travel had not yet occurred.

The Company also generates revenues from individual ad hoc charter bookings processed through the Company’s App, whereby the Company will source, negotiate, and arrange travel on a charter basis for a customer based on pre-selected options and pricing provided by the Company to the customer through the App. In addition, Cirrus markets charter on the Company’s aircraft for the Company’s benefit.

8

The Company utilizes certificated independent third-party air carriers in the performance of a portion of flights. The Company evaluates whether there is a promise to transfer services to the customer, as the principal, or to arrange for services to be provided by another party, as the agent, using a control model. The nature of the flight services the Company provides to members is similar regardless of which third-party air carrier is involved. The Company directs third-party air carriers to provide an aircraft to a member or customer. Based on evaluation of the control model, it was determined that the Company acts as the principal rather than the agent within all revenue arrangements. Owner charter revenue is recognized for flights where the owner of a managed aircraft sets the price for the trip. The Company records owner charter revenue at the time of flight on a net basis for the margin we receive to operate the aircraft. If the Company has primary responsibility to fulfill the obligation, then the revenue and the associated costs are reported on a gross basis in the consolidated statements of operations.

The following is a breakout of revenue components by subcategory for the three and six months ended June 30, 2023 and 2022.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Software App and Cirrus Charter	$1,558,697	$337,376	$2,552,950	$735,643
Jet Card and Fractional Programs	811,140	472,166	1,358,685	805,336
Management and Other Services	422,971	-	756,681	-
Fractional/Whole Aircraft Sales	-	6,200,000	-	6,200,000
	$2,792,808	$7,009,542	$4,668,316	$7,740,979

Flights

Flights and flight-related services, along with the related costs of the flights, are earned and recognized as revenue at the point in time in which the service is provided. For round-trip flights, revenue is recognized upon arrival at the destination for each flight segment.

Fractional and jet card members pay a fixed quoted amount for flights based on a contractual capped hourly rate. Ad hoc charter customers primarily pay a fixed rate for flights. In addition, flight costs are paid by members through the purchase of dollar-denominated prepaid blocks of flight hours (“Prepaid Blocks”), and other incidental costs such as catering and ground transportation are billed monthly as incurred. Prepaid Blocks are deferred and recognized as revenue when the member completes a flight segment.

Aircraft Management

The Company manages aircraft for owners in exchange for a contractual fee. Revenue associated with the management of aircraft also includes the recovery of owner-incurred expenses including maintenance coordination, cabin crew and pilots, as well as recharging of certain incurred aircraft operating costs and expenses such as maintenance, fuel, landing fees, parking and other related operating costs. The Company passes the recovery and recharge costs back to owners at either cost or a predetermined margin.

Aircraft management-related revenue contains two types of performance obligations. One performance obligation is to provide management services over the contract period. Revenue earned from management services is recognized over the contractual term, on a monthly basis. The second performance obligation is the cost to operate and maintain the aircraft, which is recognized as revenue at the point in time such services are completed.

Aircraft Sales

The Company acquires aircraft from vendors and various other third-party sellers in the private aviation industry. The Company’s classifies the purchase as aircraft inventory on the consolidated balance sheets. Aircraft inventory is valued at the lower of cost or net realizable value. Sales are recorded on a gross basis within revenues and cost of revenue in the consolidated statements of operations. The Company recorded aircraft sales of $0 and $6,200,000 for the six months ended June 30, 2023 and 2022, respectively.

9

Pass-Through Costs

In applying the guidance of ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are distinct performance obligations. The Company then assesses whether it is acting as an agent or a principal for each identified performance obligation and includes revenue within the transaction price for third-party costs when the Company determines that it is acting as the principal.

Cost of Sales

The cost of sales expenses includes costs incurred in providing air transportation services, such as chartering third-party aircraft, aircraft lease expenses, pilot training and wages, aircraft fuel, aircraft maintenance, and other aircraft operating expenses.

1.	Chartering Third-Party Aircraft: The cost of chartering third-party aircraft is recorded as a part of the cost of sales expense. These expenses include the fees paid to third-party operators for providing aircraft services on behalf of the company. Expenses are recognized in the income statement in the period when the service is rendered and are reported on an accrual basis.

2.	Aircraft Lease Expenses: Aircraft lease expenses include the cost of leasing aircraft for the company’s operations. The lease expenses are recognized as an operating expense in the income statement over the lease term on a straight-line basis.

3.	Pilot Training and Wages: Pilot training costs are expensed as incurred and are included in the cost of sales expenses. This encompasses expenses related to initial pilot training, recurrent training, and any additional required training programs. Pilot wages, including salaries, bonuses, and benefits, are also recognized as a part of the cost of sales expenses and are reported on an accrual basis.

4.	Aircraft Fuel: The cost of aircraft fuel is recognized as an expense in the cost of sales category based on the actual consumption during flight operations. Fuel costs are recorded in the income statement in the period when the fuel is consumed and are reported on an accrual basis.

5.	Aircraft Maintenance: Aircraft maintenance expenses include both routine and non-routine maintenance. Routine maintenance costs are expensed as incurred and are recorded as a part of the cost of sales expense. Non-routine maintenance expenses, such as major repairs and overhauls, are capitalized and amortized over their expected useful life. The amortization expense is included in the cost of sales expense and is recognized in the income statement on a straight-line basis over the asset’s useful life.

6.	Other Aircraft Operating Expenses: Other aircraft operating expenses include costs such as insurance, landing fees, navigation charges, and catering services. These expenses are recognized in the income statement as a part of the cost of sales expenses in the period when they are incurred and are reported on an accrual basis.

10

Advertising Costs

The Company expenses the cost of advertising and promoting the Company’s services as incurred. Such amounts are included in sales and marketing expense in the consolidated statements of operations and totaled $223,708 and $163,141 for the six months ended June 30, 2023 and 2022, respectively.

Research and Development

The Company incurs research and development costs during the process of researching and developing its technologies and future offerings. The Company’s research and development costs consist primarily of payments for third party software development that is not capitalizable. The Company expenses these costs as incurred until the resulting product has been completed, tested, and made ready for commercial use.

Stock-Based Compensation

The Company accounts for stock awards under ASC 718, Compensation – Stock Compensation. Under ASC 718, share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite vesting period or over the nonemployee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model.

Income Taxes

The Company applies ASC 740 Income Taxes (“ASC 740”). Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The Cares Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act retroactively suspends the 80% income limitation on use of NOL carryovers for taxable years beginning before January 1, 2021, and allows 100% of any such taxable income to be offset by the amount of such NOL carryforward. This 80% income limitation is reinstated (with slight modifications) for tax years beginning after December 31, 2021.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and Nevada state jurisdiction. The Company is subject to U.S. Federal, state, and local income tax examinations by tax authorities for all periods since Inception. The Company currently is not under examination by any tax authority.

Loss per Common Share

The Company presents basic loss per share (“EPS”) and diluted EPS on the face of the consolidated statements of operations. Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. For periods in which the Company incurs a net loss, the effects of potentially dilutive securities would be antidilutive and would be excluded from diluted EPS calculations. For the six months ended June 30, 2023 and 2022, there were 72,573,357 and 66,823,357 options, 1,666,667 and 1,666,667 warrants, and 19,496,335 and 19,809,718 convertible preferred shares, respectively, excluded.

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Concentration of Credit Risk

The Company maintains its cash with several major financial institutions located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Segment Reporting

The Company identifies operating segments as components of the Company for which discrete financial information is available and is regularly reviewed by the chief operating decision maker, or decision-making group, in making decisions regarding resource allocation and performance assessment. The chief operating decision maker is the chief executive officer. The Company determined that the Company operates in a single operating and reportable segment, private aviation services, as the chief operating decision maker reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenue, for purposes of making operating decisions, allocating resources, and assessing performance. All of the Company’s long-lived assets are located in the U.S. and revenue from private aviation services is substantially earned from flights throughout the U.S.

New Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes several practical expedients. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. The Company adopted the provisions of the new standard starting January 1, 2022 using the modified retrospective approach. As a result, the comparative financial information prior to the date of adoption has not been updated and continue to be reported under the accounting standards in effect for those periods. The adoption of ASC 842 resulted in the recognition of operating lease ROU assets and lease liabilities for operating leases of $2,506,711 as of January 1, 2022 (the present value of the remaining lease payments), and those accounts will be amortized over the remaining lease term of 59 months.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on the Company’s consolidated financial statements.

NOTE 3 – OTHER ASSETS

Other assets consisted of the following:

	June 30, 2023	December 31, 2022
Deposits	$58,361	$73,226
Lease Maintenance Reserve	689,750	689,750
Total Other Assets	$748,111	$762,976

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During 2020, the Company entered and executed an Aircraft purchase agreement with certain terms and conditions under which it made two payments in the amounts of $450,000 and $150,000 as purchase deposits for Aircrafts. The terms of the agreement specify that $250,000 of this amount shall be considered nonrefundable. During the year ended December 31, 2021, $250,000 of this amount was applied to the lease maintenance reserve required under the aircraft lease discussed in Note 5.

The Company also entered and executed an Aircraft management and charter service agreement. The Company made an operating deposit of $50,000 into a segregated operating account as part of the service agreement. The Company is to maintain a $50,000 operating deposit for the length of the agreement.

NOTE 4 – NOTE PAYABLE

In May 2020, the Company received a loan in the amount of $121,000 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first six months of interest and principal payments deferred, had an initial term of two years, and was unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the 24-week period beginning on April 13, 2020, calculated in accordance with the terms of the CARES Act. The Note provided for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP loan proceeds were used for payroll, covered rent and other covered payments. The PPP Loan was formally forgiven effective January 2021.

On February 2021, the Company received a loan in the amount of $86,360 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first six months of interest and principal payments deferred, had an initial term of two years, and was unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the 24-week period beginning on February 18, 2021, calculated in accordance with the terms of the CARES Act. The Note provided for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP loan proceeds were used for payroll, covered rent and other covered payments. The PPP Loan was formally forgiven effective July 2021.

In July 2021, the Company entered into a loan agreement with StartEngine Primary, LLC, a service provider of the Company. The agreement allows for advances up to an aggregate amount of $500,000 to pay for advertising and promotion services in connection with the Company’s equity offerings. The advances are non-interest bearing and shall be repaid on the date of the closing of the Company’s equity offering from the proceeds of the offering. During the year ended December 31, 2021, approximately $452,000 had been drawn on the loan, with a balance of $194,727 due as of December 31, 2021. During the year ended December 31, 2022, the Company repaid this remaining balance in full.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Lease

In November 2021, the Company entered into a leasing arrangement with a third party for an aircraft to be used in the Company’s operations. The lease term is for 60 months, expiring November 2026, and requires monthly lease payments. At any time during the lease term, the Company has the option to purchase the aircraft from the lessor at the aircraft’s fair market value at that time.

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The lease agreement also requires the Company to hold a liquidity reserve of $500,000 in a separate bank account as well as a maintenance reserve of approximately $690,000 for the duration of the lease term. The liquidity reserve is held in a bank account owned by the Company. As such, this is classified as restricted cash in the accompanying balance sheet. The maintenance reserve are funds held by the lessor to be used for reasonable maintenance expenses in excess of those covered by the airframe and engine maintenance programs maintained by the Company. These maintenance programs are designed to fully cover the Company’s aircraft’s maintenance costs, both scheduled and unscheduled, and therefore the Company does not expect these funds will be drawn upon. If funds from the maintenance reserve are expended by the lessor, the Company is required to replenish the maintenance reserve account up to the required reserve amount. Any funds remaining at the end of the Lease term will be returned to the Company. In connection with this leasing arrangement, the Company agreed to pay an arrangement fee of $70,500 to a separate third party. Upon adopting ASC 842 effective January 1, 2022 as discussed in Note 2, the Company elected to adopt the package of practical expedients, which include the option to not reassess whether initial direct costs meet the new definition under ASC 842 at the initial application date. As such, the unamortized balance of the arrangement fee has been included within the right-of-use asset in the accompanying balance sheet and is being amortized to lease expense over the remaining term of the lease.

On April 4, 2022, the Company entered into an additional leasing arrangement with a third party for an aircraft to be used in the Company’s operations, substantially identical to the terms of the November 2021 agreement. The lease term was for 60 months, expiring April 4, 2027, and required monthly lease payments. At any time during the lease term, the Company had the option to purchase the aircraft from the lessor at the aircraft’s fair market value at that time. The lease agreement also required the Company to maintain its existing liquidity reserve of $500,000 in a separate bank account as well as an additional maintenance reserve of approximately $690,000 for the duration of the lease term. The liquidity reserve is required to be held in a bank account owned by the Company. Any funds remaining at the end of the Lease term would be returned to the Company. In May 2022, the Company exercised the option to purchase the aircraft from the lessor and in June 2022 sold the aircraft.

Total lease expense for the six months ended June 30, 2023 and 2022 was $550,634 and $37,234, respectively, which is included within cost of revenues in the accompanying statement of operations.

Right-of-use lease assets and lease liabilities for our operating lease was recorded in the balance sheet as follows:

June 30, 2023
Operating lease right-of-use asset	$2,576,036
Accumulated amortization	(747,154)
Net balance	$1,828,882

Lease liability, current portion	$502,450
Lease liability, long-term	1,278,257
Total operating lease liabilities	$1,780,707

As of June 30, 2023, the weighted average remaining lease term was 3.4 years, and the weighted average discount rate was 3%.

As of June 30, 2023, future minimum required lease payments due under the non-cancellable operating lease are as follows:

2023	$274,500
2024	549,000
2025	549,000
2026	503,250
Total future minimum lease payments	1,875,750
Less imputed interest	(95,043)
Maturities of lease liabilities	$1,780,707

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Share Purchase Agreement

The Company executed a Share Purchase Agreement, dated as of August 4, 2022, with GEM Yield LLC SCS and GEM Yield Bahamas Limited (together with GEM Yield LLC SCS, “GEM”). Upon the Company’s common stock being publicly listed on a U.S. securities exchange, such as the NYSE or NASDAQ, the Company will have the right to periodically issue and sell to GEM, and GEM has agreed to purchase, up to $40,000,000 aggregate value of shares of the Company’s common stock during the 36-month period following the date of listing.

In consideration for these services, the Company has agreed to pay GEM a commitment fee equal to $800,000 payable in cash or freely tradable shares of the Company’s common stock, payable on or prior to the first anniversary of the date of listing. On the date of listing, the Company will also issue to GEM warrants granting it the right to purchase up to 6% of the outstanding common stock of the Company on a fully diluted basis as of the date of listing. The warrant will have a term of three years.

The Company has also entered into a Registration Rights Agreement with GEM, obligating the Company to file a Registration Statement with respect to resales of the shares of common stock issued to GEM under the Share Purchase Agreement and upon exercise of the warrant.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized the issuance of 50,000,000 shares of its preferred stock with par value of $0.0000001. Of the authorized number of preferred shares, 10,000,000 shares have been designated as Series Seed Preferred Stock, 25,000,000 have been designated Series CF Non-Voting Preferred Stock (“Series CF”), and 15,000,000 are undesignated. Each share of preferred stock can be converted to one share of common stock.

In October 2021, the Company redeemed 300,000 shares of its outstanding Series Seed Preferred Stock for a total purchase price of approximately $225,000.

Common Stock

The Company has authorized the issuance of 500,000,000 shares of its common stock, of which 300,000,000 are designated as common stock and 200,000,000 are non-voting common stock, all par value of $0.0000001. Shares of non-voting common stock will convert automatically into fully paid and nonassessable shares of the Company’s voting common stock upon the closing of the sale of shares of voting common stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or upon the merger of the Company with and into another entity. The conversion rate is currently one share of voting common stock per share of non-voting common stock.

In February 2020, the Company undertook a Regulation A, Tier 2 offering for which it is selling up to 33,333,333 non-voting common stock at $0.30 per share for a maximum of $10,000,000. During the six months ended June 30, 2022, the Company also collected on the sale of an additional 45,065 shares of non-voting common stock for gross proceeds of $13,550 under this offering.

In June 2021, the Company undertook another Regulation A, Tier 2 offering for which it is selling up to 29,173,333 non-voting common stock at $0.75 per share for a maximum of $21,880,000. During the six months ended June 30, 2022, the Company issued an additional 2,164,648 shares of non-voting common stock under this offering for aggregate gross proceeds of $1,635,566. During the six months ended June 30, 2023, the Company collected on the escrow funds and issued an additional 2,131,507 shares of non-voting common stock under the Regulation A, Tier 2 campaign for aggregate gross proceeds of $1,598,630, with $25,479 of these proceeds pending release from escrow at June 30, 2023. This offering closed on January 18, 2023.

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Warrants

In connection with the Regulation A, Tier 2 offerings noted above, the Company engaged StartEngine Primary, LLC (“StartEngine”) to act as its placement agent. For such, StartEngine received 7% commissions on proceeds from the offering, and the Company issued warrants to StartEngine up to a percentage specified within the agreements of the non-voting common stock sold through StartEngine at exercise price consistent with the selling price of the shares in the offering.

In December 2020, the Company issued the 1,666,667 warrants owed to StartEngine in connection with this arrangement for the offering that began in February 2020. The warrants had an exercise price of $0.30 and a term of three years. The warrants allowed for adjustments to the exercise price and number of shares based on future stock dividends, stock splits, and subsequent non-exempt equity sales. The Company accounts for these warrants in accordance with ASU 2017-11, which changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. Accordingly, the value of these warrants is contained within equity, both increasing and decreasing additional paid-in capital for a net zero effect. The Company valued the warrants earned during the year ended December 31, 2020 at approximately $184,000, using the Black-Scholes model, with similar inputs to those disclosed in the stock option section below, with the exception that the expected life was three years. The warrants issued to StartEngine expired unexercised.

Stock Options

On June 4, 2018, the Company’s Board of Directors adopted the Jet Token, Inc. 2018 Stock Option and Grant Plan (the “2018 Plan”). The 2018 Plan provides for the grant of equity awards to employees, and consultants, to purchase shares of the Company’s common stock. As of December 31, 2020, up to 25,000,000 shares of its common stock could be issued pursuant to awards granted under the 2018 Plan. During the year ended December 31, 2021, the 2018 Plan was amended three times to increase the total number of shares reserved for issuance thereunder. As of June 30, 2023 and December 31, 2022, the total number of shares reserved for issuance under the 2018 Plan was 75,000,000 shares, consisting of (i) 25,000,000 shares of common stock and (ii) 50,000,000 shares of non-voting common stock. The 2018 Plan is administered by the Company’s Board of Directors.

In August 2021, the Company’s Board of Directors adopted the Jet Token Inc. 2021 Stock Plan (the “2021 Plan”). The 2021 plan provides for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. Up to 5,000,000 shares of non-voting common stock may be issued pursuant to awards granted under the 2021 Plan. During the year ended December 31, 2022, the 2021 Plan was amended to increase the number of shares of non-voting common stock authorized under the 2021 Plan to 15,000,000. In the event that shares of non-voting common stock subject to outstanding options or other securities under the Company’s 2018 Stock Open and Grant Plan expire or become exercisable in accordance with their terms, such shares shall be automatically transferred to the 2021 Plan and added to the number of shares then available for issuance under the 2021 Plan. The 2021 Plan is administered by the Company’s Board of Directors, and expires ten years after adoption, unless terminated by the Board.

During the six months ended June 30, 2022, the Company granted a total of 5,628,000 stock options to purchase common stock to various advisors and consultants. The options have a ten-year life and are exercisable at $0.75. 128,000 of the options were immediately vested on the grant date while the remaining options vest in monthly tranches over a three-year period. The options had a grant date fair value of approximately $2,943,000, which will be recognized over the vesting period.

During the six months ended June 30, 2023, the Company granted a total of 2,200,000 stock options to purchase common stock to various employees, advisors and consultants. The options have a ten-year life and are exercisable at $0.75. 200,000 of the options vest over a period of two months, while the remaining options vest in monthly tranches over a three-year period. The options had a grant date fair value of approximately $1,271,040, which will be recognized over the vesting period.

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The Company estimates the fair value of stock options that contain service and/or performance conditions using the Black-Scholes option pricing model. The range of input assumptions used by the Company were as follows:

	June 30, 2023	December 31, 2022
Expected life (years)	6 to 10	6 to 10
Risk-free interest rate	3.55% - 3.94%	1.43% - 4.10%
Expected volatility	90%	80%
Annual dividend yield	0%	0%

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeitures rates.

The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company’s stock options.

The expected term of stock options is calculated using the simplified method which takes into consideration the contractual life and vesting terms of the options.

The Company determined the expected volatility assumption for options granted using the historical volatility of comparable public company’s common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants, until such time that the Company’s common stock has enough market history to use historical volatility.

The dividend yield assumption for options granted is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

During the six months ended June 30, 2023 and 2022, stock-based compensation expense of $2,755,087 and $2,371,247, respectively, was recognized for the vesting of these options. As of June 30, 2023, there was approximately $6,743,000 in unrecognized stock-based compensation, which will be recognized through December 2025.

Restricted Stock Units

In August 2021, the Company granted Restricted Stock Units (RSUs) to a contractor. The grant allows the contractor to earn up to 4,813,333 shares of non-voting common stock and contains both service-based vesting requirements and liquidity event requirements. Service-based requirements are such that the contractor needs to continue to provide service through August 2022. In addition to the service-based requirements, in order for the RSUs to vest, the Company will need to undertake an IPO or a sale as defined by the grant notice. The RSUs expire in seven years. As of June 30, 2023, the Company has determined that it is not yet probable that these RSUs will vest, and accordingly, have not yet recorded expense related to these RSUs.

NOTE 7 – RELATED PARTY TRANSACTIONS

From time to time, related parties make payments on the Company’s behalf or advance cash to the Company for operating costs which require repayment. Such transactions are considered short-term advances and non-interest bearing. During the six months ended June 30, 2023 and 2022, the Company’s Founder and Executive Chairman advanced a total of $0 and $72,000, respectively, to the Company in the form of a non-interest-bearing loan, and repaid $0 and $242,196 of these advances, respectively. As of June 30, 2023 and December 31, 2022, the Company owed $0, and $0, respectively, to the Company’s Founder and Executive Chairman related to such advances.

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NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after June 30, 2023 through August 21, 2023, the date of these consolidated financial statements were available to be issued.

Business Combination Agreement

On August 10, 2023 (the “Closing Date”), Jet.AI Inc., a Delaware corporation (f/k/a Oxbridge Acquisition Corp.) (“Jet.AI”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated February 24, 2023, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of May 11, 2023 (the “Business Combination Agreement”), by and among the Company, OXAC Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and Jet Token Inc., a Delaware corporation (“Jet Token”). Terms used shall have the meaning given to such terms in the final prospectus and definitive proxy statement, dated July 28, 2023 and filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2023 (the “Proxy Statement”) in the section entitled “Certain Defined Terms” beginning on page 2 thereof, and such definitions are incorporated herein by reference.

On August 10, 2023, as contemplated by the Business Combination Agreement and described in the section titled “The Domestication Proposal” beginning on page 145 of the Proxy Statement, the Company filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which the Company was domesticated and continues as a Delaware corporation (the “Domestication”).

On August 10, 2023, as a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, following the consummation of the Domestication (a) First Merger Sub merged with and into Jet Token, with Jet Token surviving the merger as a wholly-owned subsidiary of the Company (the “First Merger”) and (b) after the effectiveness of the First Merger, Jet Token merged with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly-owned subsidiary of the Company (the “Second Merger”).

Following the closing of the Business Combination, the Company owns, directly or indirectly, all of the issued and outstanding equity interests in the Second Merger Sub and its subsidiaries, and the stockholders of Jet Token as of immediately prior to the effective time of the First Merger (the “Jet Token Stockholders”) hold a portion of the Company’s common stock, par value $0.0001 per share (the “Jet.AI Common Stock”).

As a result of and upon the effective time of the Domestication: (a) each then issued and outstanding Class A Ordinary Share of Oxbridge was converted automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (b) each then issued and outstanding Class B Ordinary Share of Oxbridge was converted automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (c) each then issued and outstanding Oxbridge Warrant was converted automatically into a warrant to purchase one share of Jet.AI Common Stock pursuant to the Warrant Agreement (“Jet.AI Warrant”); and (d) each then issued and outstanding Oxbridge Unit was converted automatically into a Jet.AI Unit, each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant.

At the effective time of the Business Combination (the “Effective Time”), (i) each outstanding share of Jet Token Common Stock, including each share of Jet Token Preferred Stock that was converted into shares of Jet Token Common Stock immediately prior to the Effective Time, was cancelled and automatically converted into the right to receive (x) the number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio of 0.03094529, and (y) the number of warrants (“Merger Consideration Warrants”) equal to the Warrant Exchange Ratio of 0.04924242; (ii) each Jet Token Option, whether or not exercisable and whether or not vested, that was outstanding immediately prior to the Effective Time was automatically converted into an option to purchase a number of Jet.AI Options based on the Option Exchange Ratio (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement); (iii) each Jet Token Warrant issued and outstanding immediately prior to the Effective Time was automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio and (y) a number of Merger Consideration Warrants equal to the Warrant Exchange Ratio; and (iv) each Jet Token RSU Award that was outstanding immediately prior to the Effective Time was converted into a Jet.AI RSU Award with respect to a number of RSUs based on the applicable exchange ratio (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement).

As a result of the business combination, all outstanding equity awards were exchanged for equity awards for equity of the new parent company based upon exchange ratios and pricing agreed upon within the Acquisition Agreement.

In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from Oxbridge Acquisition Corp. to Jet.AI Inc.

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